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                                                                    EXHIBIT 23.5


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 1997 on The Woodlands Corporation and subsidiaries included in Crescent Operating, Inc.'s Form 8-K/A and to all references to our Firm included in this Registration Statement. It should be noted that we have not audited any financial statements of the Woodlands Corporation subsequent to January 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                             ARTHUR ANDERSEN LLP

Houston, Texas
  December 22, 1997